Exhibit 16.1

Letter on Change in Certifying Accountants

April 13, 2010

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read YesDTC Holdings, Inc.'s statements included under Item 4.01 of its Form 8-K dated January 25, 2010 and we agree with such statements concerning our firm.

/s/Li & Company, PC